Surge Global Energy, Inc.

OTCQB/OTCBB: SRGG

August 21, 2013

SURGE GLOBAL ENERGY, INC. SIGNS AGREEMENT TO PURCHASE 70,000 ACRES OIL & GAS DRILLING RIGHTS IN PERMIAN BASIN, TEXAS.

PALM DESERT,CA, MIAMI, FL and AMARILLO, TX– Surge® Global Energy, Inc.(“Surge®”or the “Company”) (OTCQB - OTCBB: SRGG) has signed a letter of intent agreement with Amazing Energy, Inc. (“Amazing Energy”) of Amarillo, Texas to acquire for stock, the controlling interest in Amazing Energy. Amazing Energy controls approximately 70,000 acres of oil and gas leasehold rights in the Permian Basin, Texas. Surge’s acquisition includes Amazing Energy’s 100% working interest in future well development in the Permian Basin, other leasehold interests and a majority shareholder ownership in Amazing Energy.

Amazing Energy, Inc. has been participating in oil and gas exploration activities in Texas (with leases in Pecos County, Erath County, Palo Pinto County, and Parker County) and Oklahoma (with leases in Okfuskee County) and has the leasing rights for more than 70,000 contiguous acres in the Permian Basin. While Amazing Energy’s oil and gas exploration is subject to the economic risks typically associated with exploration, the acreage to be developed is in area of current and historic production.

“Amazing Energy has an impressive oil and gas management and development team we have come to know very well over the past year,” said Surge Global Energy CEO, Clark Morton. “Amazing Energy currently has 15 oil and gas development wells drilled and each are in various stages of completion; gas contracts, oil take-off contracts and final negotiations are being completed for all needed midstream and plant processing operations for the Permian Basis acreage. We are proud of what the team has accomplished to date and we are all eager to complete the funding for this project, maximize the development process and bring about an increased realization of oil and gas reserves,” Mr. Morton added.

The closing of the transaction is subject to the terms and conditions in the agreement, the expectation of additional agreements to be entered into for funding, and the completion of financing for the Company’s anticipated additional oil and gas exploration properties.

Surge Global Energy® is a registered trademark of Surge Global Energy, Inc. and is used with its permission.

About Surge Global Energy, Inc.

Surge Global Energy, Inc. (OTCQB: SRGG) is an oil and gas exploration and development company with offices in Palm Desert, California and Miami, FL.  Surge is involved in the acquisition of petroleum rights and natural gas rights, the exploration for, and the development and production of crude oil, condensate gas and natural gas.  Officers and directors continue to have preliminary negotiations to acquire interests in privately held independent oil and gas exploration companies and projects, and petroleum and gas pipe line interests.

About Amazing Energy, Inc.

Amazing Energy, Inc. is an independent oil and gas exploration company based in Amarillo, Texas. The company primarily engages in the exploration, development, production and acquisition of oil and natural gas properties. Amazing Energy’s operations are currently focused in Texas and Oklahoma.

Safe Harbor Statement.

This press release may contain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Any statements that are not statements of historical fact (including but not limited to statements containing the words “will,” “believes,” “plans,” “anticipates,” “expects,” “look forward”, “estimates” and similar expressions) should be considered to be forward-looking statements and the safe harbor provisions of said Act do not apply to an issuer that issues penny stock. Actual results may differ materially from those indicated by such forward-looking statements as a result of various important factors including, among others, competition, market demand for oil and gas, financing of prospects and producing properties, strategic relationships with other exploration and production companies, and general economic conditions. The Company does not assume any obligation to update any forward-looking statements. The Company files annual, quarterly and current reports, proxy and informational statements and other information with the Securities and Exchange Commission. This press release should be read in conjunction with all of the reports that the Company has previously filed with the Securities and Exchange Commission for financial and other information about it.

For more information, please contact: Alberto Bellorin, ab@surgeglobalenergy.com at

305-549-8992 or Trudy M. Self, Self & Associates, (909) 336-5685.www.surgeglobalenergy.com